Exhibit 32.1

CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John J. Quicke, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of Steel Excel Inc. for the three-month period ended June 30, 2012 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the quarterly periods covered by the Form 10-Q.

/s/ John J. Quicke
Date: August 9, 2012	John J. Quicke Interim President and Chief Executive Officer

I, Mark A. Zorko, certify to the best of my knowledge based upon a review of the Form 10-Q, that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the periods covered by the Form 10-Q.

/s/ Mark A. Zorko
Date: August 9, 2012	Mark A. Zorko Chief Financial Officer